Exhibit 99.1

Contact:	Frank Semple, Chairman, President and CEO Nancy Buese, Senior VP and CFO	Contact:	John Raymond, Managing Partner & CEO Jeff Rawls, Managing Director
	Dan Campbell, VP of Finance/Treasurer		Patrick Wade, Managing Director
Phone:	(866) 858-0482	Phone	(713) 579-5000
E-mail	investorrelations@markwest.com

MarkWest Utica Announces Letter of Intent to Develop

Significant Midstream Infrastructure in the Utica Shale

DENVER—March 6, 2012— MarkWest Utica EMG, L.L.C. (MarkWest Utica), a joint venture between MarkWest Energy Partners, L.P. (NYSE: MWE) and The Energy and Minerals Group (EMG) focused on the development of significant natural gas gathering, transportation, and processing and natural gas liquid (NGL) transportation, fractionation, and marketing infrastructure in the Utica shale in eastern Ohio, today announced the execution of a letter of intent with Gulfport Energy Corporation (NASDAQ: GPOR) to provide gathering, processing, fractionation, and marketing services in the liquids-rich corridor of the Utica.

Under the terms of the LOI, which requires the execution of definitive agreements, MarkWest Utica will develop extensive natural gas gathering infrastructure with Gulfport and other producers primarily in Harrison, Guernsey, and Belmont counties that is expected to come online beginning in 2012.  MarkWest Utica will process the gas at its Harrison County processing complex, and will provide NGL fractionation and marketing services at the Harrison County fractionator, where NGL purity products will be marketed by truck, rail, and pipeline.

“We are very excited to announce the development of midstream infrastructure with Gulfport and other producers to fully develop the rich-gas acreage in the southern Utica shale,” said Frank Semple, Chairman, President and Chief Executive Officer of MarkWest.  “The full spectrum of natural gas midstream services, particularly the fractionation and marketing of NGLs at a world-scale fractionation complex, is essential to the success of Utica producers, and we are excited to work closely with our producer customers to develop this prolific shale play.”

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About MarkWest Energy Partners

MarkWest Energy Partners, L.P. is a master limited partnership engaged in the gathering, transportation, and processing of natural gas; the transportation, fractionation, marketing, and storage of natural gas liquids; and the gathering and transportation of crude oil. MarkWest has extensive natural gas gathering, processing, and transmission operations in the southwest, Gulf Coast, and northeast regions of the United States, including the Marcellus Shale, and is the largest natural gas processor and fractionator in the Appalachian region.

About The Energy & Minerals Group

The Energy & Minerals Group is the management company for a series of private equity funds totaling in excess of $3.3 billion of commitments.  EMG focuses exclusively on making direct investments across the natural resources industry in conjunction with experienced management teams focused on hard assets that are integral to existing and growing markets.  For additional information on EMG, please contact John Raymond at 713-579-5000.

About Gulfport

Gulfport Energy Corporation is an Oklahoma City-based independent oil and natural gas exploration and production company with its principal producing properties located along the Louisiana Gulf Coast and in the Permian Basin in West Texas. Gulfport has also acquired acreage positions in the Niobrara Formation of Western Colorado and the Utica Shale of Eastern Ohio. In addition, Gulfport holds a sizeable acreage position in the Alberta Oil Sands in Canada through its interest in Grizzly Oil Sands ULC and has interests in entities that operate in Southeast Asia, including the Phu Horm gas field in Thailand.

This press release includes “forward-looking statements.”  All statements other than statements of historical facts included or incorporated herein may constitute forward-looking statements. Actual results could vary significantly from those expressed or implied in such statements and are subject to a number of risks and uncertainties. Although MarkWest believes that the expectations reflected in the forward-looking statements are reasonable, MarkWest can give no assurance that such expectations will prove to be correct. The forward-looking statements involve risks and uncertainties that affect operations, financial performance, and other factors as discussed in filings with the Securities and Exchange Commission.  Among the factors that could cause results to differ materially are those risks discussed in the periodic reports filed with the SEC, including MarkWest’s Annual Report on Form 10-K for the year ended December 31, 2011. You are urged to carefully review and consider the cautionary statements and other disclosures made in those filings, specifically those under the heading “Risk Factors.”  MarkWest does not undertake any duty to update any forward-looking statement except as required by law.